Exhibit 4.1

                                    EXHIBIT B
                            FORM OF PREFERRED WARRANT

      NEITHER THIS WARRANT NOR THE SHARES FOR WHICH IT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. NO SALE OR DISPOSITION OF THIS WARRANT OR OF ANY SUCH SHARES MAY BE EFFECTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT IS AVAILABLE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

September __, 2003                   WARRANT                               PS-__

                                   To Purchase
                            Shares of Preferred Stock
                                       of
                          OVATION PRODUCTS CORPORATION

            This Warrant entitles ________________, a ___________ (the "INITIAL HOLDER"), or assigns, to subscribe for and purchase from OVATION PRODUCTS CORPORATION, a Delaware corporation (the "COMPANY"), at any time commencing on the date hereof (the "EFFECTIVE DATE"), and on or before 5:00 P.M., Eastern Time, on the first to occur of (a) September 22, 2008 or (b) the date of the closing of the initial public offering ("IPO") to the public generally of shares of the Company's Common Stock pursuant to a registration statement under the Act (the "EXPIRATION DATE"), at the Applicable Purchase Price (as hereinafter defined), the number of shares of Series Preferred Stock equal to the quotient obtained in accordance with the following calculation:

Maximum number of                     $________ [principal amount of the Related
Warrant Shares issuable          =    Note multiplied by 0-30]
upon exercise of this Warrant         ------------------------------------------
                                               Applicable Purchase Price

            1. DEFINITIONS. For all purposes of this Warrant the following terms shall have the following meanings:

            "ACT" shall mean the Securities Act of 1933, as amended.

            "AGREEMENT" shall mean the Convertible Note and Warrant Purchase Agreement, dated as of September 19, 2003, among the Company, the Initial Holder and the other persons named therein.

            "APPLICABLE PURCHASE PRICE" shall mean (a) if a Qualifying Preferred Financing is completed on or before June 30, 2004, then the price per share at which shares of Preferred Stock are sold in such financing or (b) if a Qualifying Preferred Financing is not completed on or before June 30, 2004, then the lesser of (i) $2.50 per share or (ii) such price per share as represents a post-exercise valuation of the Company, on a fully-diluted basis computed as of June 30, 2004, of $4,500,000.

            "COMMISSION" shall mean the Securities and Exchange Commission, or any other federal agency then administering the Securities Act.

            "COMPANY" shall mean Ovation Products Corporation, a Delaware corporation, and any corporation which shall succeed to the obligations of said corporation hereunder.

            "OTHER SECURITIES" shall mean any stock (other than Series Preferred Stock) or other securities of the Company or any other person (corporate or otherwise) which the Warrantholders at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Series Preferred Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Series Preferred Stock or Other Securities.

            "QUALIFYING PREFERRED FINANCING" shall mean the Company's issuance and sale after September 22, 2003, in a single round of financing, of shares of its Preferred Stock, which sale has resulted in gross cash proceeds to the Company of at least $1,000,000 in excess of the amount of the Related Notes that are converted into shares of Preferred Stock in such financing.

            "REGISTRATION STATEMENT" shall mean a registration statement filed under the Securities Act of 1933.

            "RELATED NOTE" shall mean that certain Convertible Promissory Note, of even date herewith, issued by the Company to the Initial Holder.

            "RELATED NOTES" shall mean all of the Convertible Promissory Notes issued by the Company under the Agreement.

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

            "SERIES PREFERRED STOCK" shall mean (a) if the Company shall not have completed a Qualifying Preferred Financing prior to any exercise of this Warrant, then a newly created series of Preferred Stock of the Company having rights, preferences and privileges at least as favorable to the holder as those attaching to the Company's Series B-1 Preferred Stock (except that the Applicable Purchase Price shall be deemed the "Original Issue Price" of shares of such series for purposes of the Company's certificate of incorporation) and
(b) if the Company shall have completed a Qualifying Preferred Financing prior to any exercise of this Warrant, then that series of the Company's Preferred Stock issued and sold in the first such Qualifying Preferred Financing completed after September 22, 2003.

            "SUBSCRIPTION FORM" shall mean the subscription forms attached hereto.

            "TRANSFER" shall mean any sale, assignment, pledge or other imposition of any Warrants and/or Warrant Shares, or of any interest in either thereof, which would constitute a sale thereof within the meaning of Section 2
(3) of the Securities Act.

            "WARRANT SHARES" shall mean the shares of Series Preferred Stock purchased or purchasable by the Warrantholder upon the exercise of the Warrants pursuant to Section 2 hereof.

            "WARRANTHOLDER" shall mean the holder or holders of any of the Warrants or any related Warrant Shares.

            "WARRANTS" shall mean the Warrants (including this Warrant), of even date herewith, evidencing the right to purchase shares of Series Preferred Stock and designated by a number preceded by the letters "PS", and all Warrants issued in exchange, transfer or replacement thereof.

            All terms used in this Warrant which are not defined in Section 1 hereof have the meanings respectively set forth elsewhere in this Warrant.

            2. EXERCISE OF WARRANT, SHARES ISSUABLE UPON EXERCISE AND PAYMENT FOR WARRANT SHARES.

            (a) The rights represented by this Warrant may be exercised at any time on or after the Effective Date and from time to time prior to the Expiration Date, by the holder of this Warrant, in whole or in part (but not as to less than 100 Warrant Shares or as to any fractional Warrant Share), by: (i) delivery to the Company of a completed Subscription Form;
      (ii) surrender to the Company of this Warrant; and (iii) payment for such Warrant shares as provided in Section 2(b) below, at the Company's office or agency in Nashua, New Hampshire, or such other office or agency of the Company as the Company may designate by notice in writing to the holder hereof.

            (b) The aggregate purchase price for Warrant Shares being purchased hereunder may be paid either (i) by cash or wire transfer of immediately available funds, or (ii) by surrender of a number of Warrant Shares which have a fair market value equal to the aggregate purchase price of the Warrant Shares being purchased ("NET ISSUANCE") as determined herein. If the Holder elects the Net Issuance method of payment, the Company shall issue to Holder upon exercise a number of shares of Warrant Shares determined in accordance with the following formula:

                                     Y(A-B)
                                  X= ------
                                       A

            where: X = the number of Warrant Shares to be issued to the Holder;

            Y = the number of Warrant Shares with respect to which the Holder is exercising its purchase rights under this Warrant;

            A = the fair market value of one share of the Warrant  Shares on the date of exercise; and

            B = the Applicable Purchase Price.

No fractional shares arising out of the above formula for determining the number of shares to be issued to the Holder shall be issued, and the Company shall in lieu thereof make payment to the Holder of cash in the amount of such fraction multiplied by the fair market value of one share of the Warrant Shares on the date of exercise. For purposes of the above calculation, the fair market value of one share of the Warrant Shares shall mean (a) if the date of exercise is after the commencement of trading of the Preferred Stock on a securities exchange or over-the-counter but prior to the closing of the IPO, the price per share to the public set forth on the final prospectus relating to the IPO, multiplied by the number of shares of Preferred Stock into which each share of the Warrant Shares is then convertible, (b) if the Preferred Stock is then traded on a securities exchange, the average of the closing prices of such Preferred Stock on such exchange over the 30 calendar day period (or portion thereof) ending three days prior to the date of exercise, multiplied by the number of shares of Preferred Stock into which each share of the Warrant Shares is then convertible, (c) if the Preferred Stock is then regularly traded over-the-counter, the average of the closing sale prices or secondarily the closing bid of such Preferred Stock over the 30 calendar day period (or portion thereof) ending three days prior to the date of exercise, multiplied by the number of shares of Preferred Stock into which each share of the Warrant Shares is then convertible, or (d) if there is no active public market for the Preferred Stock, the fair market value thereof as determined in good faith by the Board of Directors of the Company, multiplied by the number of shares of Preferred Stock into which each share of the Warrant Shares is then convertible.

            (c) The Company agrees and acknowledges that the Warrant Shares so purchased shall be deemed to be issued to the holder of this Warrant as the record owner of such shares as of the close of business on the date on which this Warrant and the Subscription Form shall have been surrendered and payment made for such shares as aforesaid. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within seven business days thereafter, execute or cause to be executed and deliver to the holder of this Warrant a certificate or certificates representing the aggregate number of Warrant Shares specified in said Subscription Form. Each stock certificate so delivered shall be in such denomination as may be required by the holder of this Warrant and shall be registered in the name of the holder of this Warrant. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights of such holder to purchase the remaining
      Warrant Shares covered by this Warrant. The Company shall pay all expenses, stock transfer taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section 2.

            3. OWNERSHIP AND TRANSFER OF THIS WARRANT.

            (a) The Company may deem and treat the registered of this Warrant as the holder and owner hereof (notwithstanding any notations of ownership or writing made hereon by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for transfer as provided herein and then only if such transfer meets the requirements of Sections 3 and 5 hereof. All shares issuable pursuant to this Warrant, and all shares of Common Stock issuable upon conversion thereof, shall be deemed to be "Registerable Securities" for purposes of the Second Amended and Restated Investor Rights Agreement dated as of February 13, 2003, among the Company and the stockholders of the Company named therein.

            (b) An appropriate legend may be endorsed on the Warrants and the certificates representing the Warrant Shares evidencing these restrictions, and a stop order may be placed on the Company's transfer records.

            4. EXCHANGE, TRANSFER OR REPLACEMENT. Subject to Section 5 hereof, this Warrant is exchangeable upon the surrender hereof by the holder to the Company at its office or agency described in Section 2 hereof for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares of Series Preferred Stock purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Warrantholder at the time of such surrender. Subject to Section 5 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the holder in person or by duly authorized attorney, and a new Warrant of the same tenor and date as this Warrant, but registered in the name of the transferee, shall be executed and delivered by the Company upon surrender of this Warrant, duly endorsed, at said office or agency of the Company. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange, transfer, or replacement. The Company shall pay all expenses, transfer taxes, and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 4.

            5. INVESTMENT INTENT. The Warrant Shares issuable upon exercise of the Warrant and any shares of Common Stock into which any such shares may be convertible have not been registered under the Securities Act or any applicable state law. The Warrant is issued to the Warrantholder on the condition that the Warrant and any Warrant Shares purchased upon exercise of the Warrant and any Common Stock into which any such shares may be converted (excepting shares for which a Notification under Regulation A or a Registration Statement has been filed and declared effective and for which such exercise may be effected pursuant to registration or an exemption from registration under any applicable state law) are or will be purchased for investment purposes and not with an intent to distribute the same. Prior to making any disposition of this Warrant, the holder shall give written notice to the Company describing briefly the manner of any such proposed disposition. The holder shall not make any such disposition, until and unless (i) such holder has delivered to the Company a legal opinion of counsel, reasonably acceptable to the Company, that registration under the Securities Act and any applicable state law is not required with respect to such disposition, or (ii) a Notification under Regulation A or a Registration Statement covering the proposed distribution has been filed by the Company and has become effective and applicable state laws relating to registration are complied with. Upon receipt of written notice form the holder with respect to such proposed distribution, the Company will use its best efforts, in consultation with the holder's counsel, to ascertain as soon as practicable whether or not registration is required, and will advise the holder promptly with respect thereto.

            6. ADJUSTMENT OF PURCHASE PRICE. The Purchase Price and/or the number of Warrant Shares or Other Securities the Warrantholder is entitled to receive hereunder shall be subject to adjustment from time to time as hereinafter provided.

            (a) STOCK SPLITS, STOCK DIVIDENDS AND REVERSE SPLITS. In case the Company shall at any time divide the outstanding shares of its Series Preferred Stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), the Purchase Price in effect immediately prior to such division shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased, and conversely, in the case the outstanding shares of the Company's Series Preferred Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares proportionately reduced.

            (b) REORGANIZATION, CONSOLIDATION, MERGER OR SALE OF ASSETS. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of shares of the Company's Series Preferred Stock shall be entitled to receive stock, securities or assets, with respect to or in exchange for such shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the holder of this Warrant shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in addition to or in lieu of, as the case may be, the shares of Series Preferred Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to the holder of this Warrant if such holder had exercised this Warrant and had received such shares of Series Preferred Stock prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holder of this Warrant at the last address of such holder appearing on the books of the Company the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

            (c) OTHER ACTIONS. The issuance of additional capital stock of the Company to persons other than the Warrantholder in a manner not discussed in this Section 6 shall not result in any adjustment in the Purchase Price or increase in the number of shares subject to this Warrant.

            (d) NOTICE. Upon any adjustment of the Applicable Purchase Price or change in the number of Warrant Shares or Other Securities subject to this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder at the address of such holder as shown on the books of the Company, which notice shall state the Applicable Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares or Other Securities purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            (e) OTHER NOTICES. If at any time:

                  (1) the Company shall declare any cash dividend upon its Preferred Stock;

                  (2) there shall be any capital reorganization or reclassification of the capital stock of the Company; or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation;

                  (3) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                  (4) there shall be an IPO;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least 20 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or public offering, at least 20 days prior written notice of the date when the same shall take place; provided, however, that the Holder shall make a best efforts attempt to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, the date on which the holders of Preferred Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Preferred Stock shall be entitled to exchange their Preferred Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, conversion or public offering, as the case may be.

            7. SPECIAL AGREEMENTS OF THE COMPANY. The Company covenants and agrees that it will:

            (a) reserve and set apart and have at all times, free from preemptive rights, the number of shares of authorized but unissued Series Preferred Stock deliverable upon the exercise of the Warrants, and the number of shares of Common Stock into which such Preferred Stock shall be convertible, and it will have at all times any other rights or privileges provided for herein sufficient to enable it at any time to fulfill all of its obligations hereunder; and

            (b) keep its books open for transfer of any Warrant and/or Warrant Shares except as otherwise provided by law.

            8. NOTICES. Any notice or other document required or permitted to be given or delivered to Warrantholders shall be delivered or sent by certified mail to each Warrantholder at the last address shown on the books of the Company maintained for the registry and transfer of the Warrants. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered or sent by certified mail to the principal office of the Company in Nashua, New Hampshire, or such other address as shall have been furnished to the Warrantholders by the Company.

            9. NO RIGHTS AS SHAREHOLDERS; LIMITATION OF LIABILITY. This Warrant shall not entitle any holder hereof to any of the rights of a stockholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

            10. GOVERNING LAW. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

            11. SUCCESSORS AND ASSIGNS. The terms and provisions of this Warrant and the Agreement shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

            12. MISCELLANEOUS. This Warrant and any provision may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

            13. INDEMNIFICATION. The Company hereby indemnifies the holder of this Warrant and of any Warrant Shares issued or issuable hereunder, its officers and directors, and any person who controls the holder of this Warrant or such holder of Warrant Shares within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, and liabilities caused by any untrue statement of a material fact contained in any registration statement, prospectus, notification or offering circular (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by such holder expressly for use therein, and each such holder by its acceptance hereof severally and not jointly agrees that it will indemnify and hold harmless the Company and each of its officers who sign such registration statement and each of its directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act with respect to losses, claims, damages or liabilities which are caused by any untrue statement or omission contained in information furnished in writing to the Company by such holder expressly for use therein.

            IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by a duly authorized officer effective as of the ___ day of September, 2003.

                                                    OVATION PRODUCTS CORPORATION


                                                    By:
                                                        ------------------------
                                                        William Zebuhr
                                                        Chief Executive Officer

                             FULL SUBSCRIPTION FORM

             TO BE EXECUTED BY THE REGISTERED WARRANTHOLDER IF SUCH
            WARRANTHOLDER DESIRES TO EXERCISE, IN FULL, THE WARRANT.

            The undersigned (the "Subscriber") hereby exercises the right to purchase _____ shares of Series Preferred Stock covered by the within Warrant at the date of this subscription and herewith makes payment of the sum of $_____ representing the Purchase Price of $___ per share in effect on this date. Certificates for such shares shall be issued in the name of and delivered to the Subscriber, unless otherwise specified by written instructions, signed by the Subscriber and accompanying this subscription.

            The Subscriber understands that the Company may be issuing these shares to it in accordance with the exemption from registration under the Securities Act of 1933, as amended (the "Act") afforded to transactions not involving any public offering and that such exemption from registration is not available if the Subscriber acquires the shares with a view to distribution of said shares in a manner prohibited by the provisions of the Act. If such shares have not been registered under the Act, then the Subscriber represents to the Company that it is acquiring said shares for its own account, and not as nominee for any other person or entity, for investment and not for distribution.

            The Subscriber understands and agrees that the stock certificates evidencing the shares will, unless such shares have been registered under the Act, be stamped with substantially the following legend and that it will comply with the terms of said legend:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"), but have been issued pursuant to an exemption thereto. The registered holder of such shares has agreed not to effect a disposition of such shares until either: (1) the holder has received the opinion of counsel acceptable to the Company that registration under the Act is not required, or (2) a registration statement under the Act covering such shares and disposition has become effective under the Act."

Dated:  ____________

                                                       Name: ___________________

                                                       Signature _______________

                                                       Address: ________________

                                                       _________________________

                                    EXHIBIT C

                             SCHEDULE OF EXCEPTIONS

                             SCHEDULE 4.6(A) AND (B)

See the Capitalization Table attached hereto.

                                  SCHEDULE 4.10

WMS Enterprises has a security interest in all of the assets of the Company under its loans to the Company.

                                  SCHEDULE 4.16

The Balance Sheet as of June 30, 2003 contains accrued rent in the amount of $40,000 payable to Bill Zebuhr, the Chief Executive Officer of the Company, and accrued wages in the amount of $71,000 payable to current employees.